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                                  EXHIBIT 21.1

                    SUBSIDIARIES OF AKAMAI TECHNOLOGIES, INC.



AKAMAI Ltd. -- Incorporated in the United Kingdom

AKAMAI GMBH -- Incorporated in Germany

AKAMAI SARL -- Incorporated in France

AKAMAI TECHNOLOGIES NETHERLANDS BV - Incorporated in the Netherlands

AKAMAI INTERNAIONAL BV - Incorporated in the Netherlands

AKAMAI SECURITIES TRUST -- Registered in Massachusetts

AKAMAI CORPORATE LLC - Organized in Delaware

AKAMAI SALES LLC - Organized in Delaware

AKAMAI JAPAN - Incorporated in Japan